EXHIBIT 99.1

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               IMAGISTICS INTERNATIONAL REPORTS FIRST QUARTER 2003
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                    EARNINGS PER SHARE INCREASED 42 PERCENT
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                         INCREASES 2003 EARNINGS OUTLOOK
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TRUMBULL, CONN. - MAY 8, 2003 -- Imagistics International Inc. (NYSE: IGI) today announced an increase in earnings per share of 42 percent to 27 cents per diluted share in the first quarter 2003 compared with 19 cents per share for the first quarter of 2002. Earnings increased by 24 percent for the same period to $4.8 million from $3.9 million last year. Total revenues for the first quarter declined three percent to $151 million, consisting of growth in copier revenue of one percent and a decline in facsimile revenue of 8 percent.

Total sales of equipment and supplies declined three percent to $73 million in the first quarter. Copier sales declined one percent and facsimile sales declined 7 percent from the prior year. The total sales decline reflects lower facsimile demand, a slow economy with some deferral of capital spending decisions and some diversion to rentals as a result of the company's strategic emphasis on renting copiers to large national accounts.

Total rental revenue declined three percent to $57 million in the first quarter. Rental revenue from the copier product line increased 8 percent in the first quarter, reflecting the company's strategic focus on renting copiers to large national accounts as well as increased placements of higher-end digital black and white products and color products. Rental revenue from the facsimile product line declined 9 percent in the first quarter reflecting lower pricing and a lower installed base.

First quarter support services revenue from service contracts declined three percent to $21 million reflecting lower facsimile service revenue and a lower installed base of copiers that have been sold as the company continues to focus on renting copiers, which include service in the rental price.

Marc C. Breslawsky, Imagistics Chairman and Chief Executive Officer, said, "Although our total revenues declined three percent in the quarter, we are particularly pleased with our copier rental revenue growth of 8 percent. Since the spin off we have increased copier rental revenue for each consecutive full quarter." Mr. Breslawsky added, "Our copier rental revenue growth is our primary focus and critical to our long-term success. We continue to prove that we can execute the strategic plan and deliver shareholder value, even in a slow economy."





The rental gross margin of 66.4 percent improved 3.8 percentage points compared with the first quarter last year. The sales gross margin of 38.1 percent increased 3.6 percentage points. These gross margin improvements were attributable to lower provisions for obsolete inventories, lower product costs and a

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disciplined focus on improving profit margins, partially offset by an increase in the mix of copier and multifunctional product revenues which generally have a lower gross margin than facsimile revenues.

Selling, service and administrative expenses of $77 million in the first quarter increased two percent from the prior year. The increase was the result of higher expenses associated with the company's advertising campaign initiated in the second quarter of last year, higher information technology expenses related to legacy systems and higher provisions for bad debts, partially offset by the impact of lower employee levels as the company continues to streamline many administrative, distribution and service functions.

Joseph D. Skrzypczak, Chief Financial Officer, said, "We generated $23 million of operating cash flow in the first quarter and invested $15 million in capital expenditures. Our capital expenditures include investments in rental assets that will permit the company to maintain its high level of recurring revenue as well as investments in our Enterprise Resource Planning (ERP) technology."

Mr. Skrzypczak added, "We repurchased 642 thousand shares of stock in the first quarter under our stock buyback program for a total value of $13 million. Since the beginning of the stock buyback program last year, we have repurchased 2.6 million shares or 13 percent of the shares that were outstanding when Imagistics was spun off in December 2001. We ended the first quarter with a strong balance sheet which included a cash balance of $27 million, debt of $74 million and a debt to total capitalization ratio of 22 percent."

                            Outlook for 2003 and 2004

Mr. Breslawsky stated, "We are continuing to make progress in the execution of our strategic business model. Our operational and financial results are consistent with our near-term focus on improved profitability and prudent capital investments to position us to achieve our longer-term goal of revenue and profit growth. We will continue our strategic emphasis on renting copiers to large national accounts, including our existing Fortune 1000 facsimile customers."

Mr. Breslawsky added, "For the balance of the year, we will continue to focus on profit margin expansion and growing our copier market share. At this time we are revising upward our outlook for full year 2003 diluted earnings per share to $1.10 from our previous guidance of $1.05 per share. We also expect growth in earnings per share in excess of 20 percent in 2004. We remain confident that our products and solutions and our people will continue to enhance our market position and create significant shareholder value."


                                 Conference Call

Imagistics International will be holding an earnings conference call with Marc Breslawsky, Chairman and Chief Executive Officer and Joseph Skrzypczak, Chief Financial Officer on Thursday, May 8, at 11:00 a.m. (Eastern Time). The conference will be available by audio webcast at our investor website, www.IGIinvestor.com, where it will also be archived.
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                       About Imagistics International Inc.

Imagistics International Inc. (NYSE:IGI) is a large direct sales, service and marketing organization offering document imaging solutions, including high performance, leading edge copiers, multifunctional products and facsimile machines to Fortune 1000 companies and other organizations. Its direct sales and service network is located throughout the United States and the United Kingdom. Imagistics International is a member of the S&P SmallCap 600 Index and the Russell 2000 Index(R) and is headquartered in Trumbull, Connecticut. For additional information about Imagistics International, please visit www.imagistics.com and www.IGIinvestor.com.
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The statements contained in this news release that are not purely historical are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management's beliefs, certain assumptions and current expectations. These statements may be identified by their use of forward-looking terminology such as the words "expects,"
"projects," "anticipates," "intends" and other similar words. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, general economic, business and market conditions, competitive pricing pressures, timely development and acceptance of new products, our reliance on third party suppliers, potential disruptions in implementing information technology systems, potential disruptions affecting the international shipment of goods, our ability to create brand recognition under our new name and currency and interest rate fluctuations. For a more complete discussion of certain of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Imagistics 2002 Form 10-K and other SEC filings. The forward-looking statements contained in this news release are made as of the date hereof and, except as required by law, we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.


                          For more information contact:

                     CHARLES K. WESSENDORF
Vice President, Corporate Communications
& Investor Relations
(203) 365-2361
charles.wessendorf@imagistics.com
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IMAGISTICS INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)


                                                THREE MONTHS ENDED MARCH 31,
                                             ---------------------------------
(in millions, except per share amounts)       2003          2002      Variance
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REVENUE
      Sales                                 $  73.0        $  75.1        (3%)
      Rentals                                  57.1           58.6        (3%)
      Support services                         20.8           21.5        (3%)
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      Total revenue                           150.9          155.2        (3%)
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COSTS AND EXPENSES
      Cost of sales                            45.2           49.2        (8%)
      Cost of rentals                          19.2           21.9       (12%)
      Selling, service and administration      76.9           75.5         2%
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OPERATING INCOME                                9.6            8.6        12%

      Interest expense, net                     1.6            2.2       (26%)
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INCOME BEFORE INCOME TAXES                      8.0            6.4        25%

      Provision for income taxes                3.2            2.5        28%
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NET INCOME                                  $   4.8        $   3.9        24%
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CALCULATION OF EARNINGS PER SHARE

Income available to common shareholders     $   4.8        $   3.9        24%

Basic average shares outstanding             17.226         19.463       (11%)
Diluted average shares outstanding           17.781         19.859       (10%)
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BASIC EARNINGS PER SHARE                    $  0.28        $  0.20        40%
DILUTED EARNINGS PER SHARE                  $  0.27        $  0.19        42%
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IMAGISTICS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
                                                          MARCH 31, DECEMBER 31,
(in millions)                                                2003       2002
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Cash                                                       $  26.5    $  31.3
Accounts receivable, net                                      76.4       84.2
Accrued billings                                              26.5       26.1
Inventories                                                  105.5      106.0
Other current assets                                          28.9       25.6
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Total current assets                                         263.8      273.2

Property, plant and equipment, net                            47.2       43.8
Rental assets, net                                            82.1       88.4
Other assets                                                  58.9       59.5
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Total assets                                               $ 452.0    $ 464.9
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Current portion of long-term debt                          $   0.7    $   0.7
Accounts payable and accrued liabilities                      71.7       77.6
Advance billings                                              26.8       27.2
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Total current liabilities                                     99.2      105.5

Long-term debt                                                73.2       73.4
Other liabilities                                             21.8       21.8
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Total liabilities                                            194.2      200.7

Stockholders' equity                                         257.8      264.2
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Total liabilities and stockholders' equity                 $ 452.0    $ 464.9
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Shares outstanding (in thousands)                           17,284     17,877

Memo:  Total debt                                          $  73.9    $  74.1
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IMAGISTICS INTERNATIONAL, INC.


CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)


                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                       -------------------------
(in millions)                                                2003       2002
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Cash flows from operating activities:
Net income                                                  $ 4.8      $ 3.9
Adjustments to reconcile net income to net cash
provided by operating activities:
    Depreciation and amortization                            19.0       20.1
    Provision for bad debt                                    2.6        1.2
    Reserve for obsolete inventory                            1.5        3.8
    Deferred taxes on income                                  0.3        2.7
    Change in assets and liabilities, net of acquisitions:
       Accounts receivable                                    5.1       10.4
       Accrued billings                                      (0.4)         -
       Inventories                                           (1.0)      (4.1)
       Other currents assets and prepayments                 (2.1)       0.3
       Accounts payable and accrued liabilities              (5.9)       8.1
       Advance billings                                      (0.4)      (0.9)
    Other, net                                               (1.0)      (0.7)

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Net cash provided by operating activities                    22.5       44.8
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Cash flows from investing activities
    Expenditure for fixed assets                            (15.4)     (14.8)
    Other investing activities                                  -          -

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Net cash used in investing activities                       (15.4)     (14.8)
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Cash flows from financing activities
    Purchase of treasury stock                              (12.6)      (0.1)
    Net repayments under Term Loan
       and Revolving Credit Facility                         (0.2)     (17.3)
    Exercises of stock options, including purchases
       under employee stock purchase plan                     0.9          -

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Net cash used in financing activities                       (11.9)     (17.4)
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(Decrease) increase in cash                                  (4.8)      12.6

Cash at beginning of period                                  31.3       18.8
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Cash at end of period                                      $ 26.5     $ 31.4
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